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                          FLAG Telecom Holdings Limited
                 $300,000,000 11.625% Senior Dollar Notes Due 2010

                (euro)300,000,000 11.625% Senior Euro Notes Due 2010
                               PURCHASE AGREEMENT

Dated: March 14, 2000

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

                          FLAG Telecom Holdings Limited

                     $300,000,000 11.625% SENIOR NOTES DUE 2010
                  (euro)300,000,000 11.625% SENIOR NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                             New York, New York
                                                                 March 14, 2000
Salomon Smith Barney Inc.
Morgan Stanley & Co. International Limited
Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
   As Representatives of the
   Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            FLAG Telecom Holdings Limited, a company organized under the laws of Bermuda (the "Company"), proposes to issue and sell to the parties named in
Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $300,000,000 aggregate principal amount at maturity of its 11.625% Senior Dollar Notes Due 2010 (the "Dollar Notes") and
(euro)300,000,000 aggregate principal amount at maturity of its 11.625% Senior Euro Notes Due 2010 (the "Euro Notes" and, together with the Dollar Notes, the "Securities"). The Securities are to be issued under two separate indentures (the "Indentures") to be dated as of March 17, 2000 between the Company and Bank of New York, as trustee . If you are the only Initial Purchasers, all references herein to the Representatives shall be deemed to be to the Initial Purchasers.

            The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 hereof as soon as you deem advisable.

            The holders of the Securities will be entitled to the benefits of a Registration Agreement to be dated as of March 17, 2000 between the Company and Salomon Smith Barney Inc. (the "Registration Agreement"), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the Securities or New Securities (referred to in the Registration Agreement) under the Securities Act.

            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 3, 2000 (including any and all exhibits thereto, the "Preliminary Memorandum") and a final offering memorandum, dated March 14, 2000 (as amended or supplemented at the Execution Time (as defined below), including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

            1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

            (b) Each of the Company, FLAG Atlantic Holdings Limited, FLAG Atlantic Limited and the Company's significant subsidiaries as identified on Schedule II hereto (referred to herein, together with FLAG Atlantic Holdings Limited and FLAG Atlantic Limited, as the "subsidiaries") has been duly incorporated and is validly existing as a corporation or company in good standing under the laws of the jurisdiction in which it is chartered or organized with the requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum.

            (c) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

            (d) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, the Indentures, the Registration Agreement and the Securities.


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

            (e) The Company has an authorized, issued and outstanding common stock capitalization as set forth in the Final Memorandum under the heading "Capitalization." All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

            (f) The financial statements and schedules of the Company and FLAG Limited included in the Final Memorandum fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles of the United States of America consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Summary Financial Data" and "Selected Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

            (g) Arthur Andersen & Co., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

            (h) This Agreement has been duly authorized, executed, and delivered by the Company.

            (i) The Registration Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors', rights generally from time to time in effect, general principles of equity (whether considered in a proceeding in equity or at law) and to the possible unenforceability of the indemnification or contribution provisions contained therein).

            (j) Each of the Indentures has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and general principles of equity (whether considered in a proceeding in equity or at law)); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the related Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute valid and binding obligations of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general equitable principles (whether considered in a proceeding in equity or at law)) entitled to the benefits of the related Indenture; and the statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indentures, provide a fair summary of such provisions.

            (k) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would have a material adverse effect on the performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto).

            (l) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

            (m) The issuance, offering and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the performance by the Company of its obligations under this Agreement, the Registration Agreement, the Indentures and the Securities, the consummation of the transactions herein and therein and the application of proceeds from the sale of the Securities as described in the Final Memorandum (i) do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and the filing of the Final Memorandum with the Registrar of Companies of Bermuda and the consent of the Bermuda Monetary Authority, and except as may be required under the Securities Act and the rules and regulations thereunder with respect to the Registration Agreement and transactions contemplated thereunder and (ii) will not at the time of such sale, performance, consummation and application, conflict with or result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company's or any of is subsidiaries' property is bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

            (n) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business except in each case as set forth or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and
      (iv) there has not been any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (o) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

            (p) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (q) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (r) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, except for those the failure to obtain which would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, in each case except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (s) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company (and not individually by such officer) to the Initial Purchasers as to the matters covered thereby.

            (t) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable (other than such violations or defaults that would not have a Material Adverse Effect).

            (u) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except for the sale of Securities by the Initial Purchasers under this Agreement).

            (v) Neither the Company, nor, to the best knowledge of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

            (w) Neither the Company, nor, to the best knowledge of the Company, any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

            (x) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (y) Neither the Company, nor, to the best knowledge of the Company, any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities; and the Company and, to the best knowledge of the

      Company, each of the others has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

            (z) The Company as of the Execution Time expects to be and as of the Closing Date will have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Dollar Notes have been designated "PORTAL-eligible securities" in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

            (aa) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (bb) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (dd) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries.

            (ee) No strike, work stoppage or slow-down by employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened strikes, work stoppages or slow-downs by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (ff) No violation of, or liabilities or obligations pursuant to, any applicable laws, statutes, ordinances, codes, orders, judgments, licenses, permits, authorizations, rules, regulations or governmental requirements, including without limitation common law, relating to protection of human health and safety, hazardous or toxic substances or wastes, pollutants or contaminants ("Hazardous Substances"), or the environment ("Environmental Laws"), and no conditions relating to Hazardous Substances, human health and safety or the environment, exist that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect

            (gg) No pending or threatened claims or proceedings pursuant to Environmental Law, or relating to Hazardous Substances, human health or safety or the environment, exist that could reasonably be expected to (i) have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in monetary sanctions by a governmental authority of $100,000 or more.

            (hh) Neither the Company nor any person that would be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has incurred any liability under Title IV or Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
      Section 412 of the Code or maintains or contributes to or is or has been required to maintain or contribute to, any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code.

            (ii) The Company and its subsidiaries have not, as of the Execution Time, experienced any material disruption to their business or operations associated with the failure of computer hardware and software to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 ( the "Year 2000 Problem"), including as a result of the failure of suppliers, vendors, customers or financial services organizations used or serviced by the Company to remedy the Year 2000 Problem.

            (jj) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of their respective jurisdictions of incorporation.

            (kk) There is no contract or other document of a character that would be required to be described or referred to in the Final Memorandum, if it were a prospectus filed as part of a registration statement on Form F-1 under the Securities Act, that is not described or referred to as would be so required, and the description thereof or references thereto are correct in all material respects.

            (ll) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the resale to each subsequent purchaser in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended.

            2. Purchase and Sale. Subject to the term and conditions and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the aggregate principal amount at maturity thereof, plus accrued interest, if any, from March 17, 2000 to the Closing Date, the aggregate principal amount of Dollar Notes and Euro Notes set forth opposite such Initial Purchaser's name in Schedule I hereto.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 17, 2000, or such later date (not later than March 24, 2000) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of federal funds or other immediately available funds or such other manner of payment as may be agreed by the Company and the Representatives. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

            The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

            4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

            (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

            (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act in the United States or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts.

            (c) It is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

            5. Agreements. The Company agrees with each Initial Purchaser that:

            (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto it may reasonably request.

            (b) The Company will not amend or supplement the Final Memorandum without the prior consent of the Initial Purchasers as contemplated by paragraph (c) below.

            (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Representatives of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and, provide as promptly as practicable to the Representatives pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

            (d) The Company will use its best efforts to arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will use its best efforts to maintain such qualifications in effect so long as required for the sale of the Securities. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to file a general consent to service of process in any jurisdiction or to take any action which would result in its being required to pay taxes in any jurisdiction where it is not currently required to do so. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) The Company will not resell any Securities that have been acquired by the Company.

            (f) The Company (i) will not, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the securities under the Securities Act and (ii) will use its best efforts to cause any of its Affiliates or any person authorized to act on its or their behalf not to engage, directly or indirectly, in the activities described in (i) above.

            (g) The Company (i) will not engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States and (ii) will use its best efforts to cause any of its

      Affiliates, or any person authorized to act on its or their behalf not to engage in the activities described in (i) above.

            (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act and it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act and such information will not, as of the date of such information, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (i) The Company (i) will not engage in any directed selling efforts with respect to the Securities and (ii) will use its best efforts to cause any of its Affiliates or any person authorized to act on its or their behalf not to engage in the activities described in (i), and the Company will and will use its best efforts to cause each of the others to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (j) The Company will cooperate with the Representatives and use its best efforts to permit the Dollar Notes to be eligible for clearance and settlement through The Depository Trust Company and to permit the Euro Notes to be eligible for clearance and settlement through Euroclear and Clearstream, Luxembourg (each as defined in the Indentures).

            (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Memorandum under "Use of Proceeds."

            6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Company shall have furnished to the Representatives the opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) this Agreement has been duly executed and delivered by the
            Company under New York law;

                  (ii) the information contained in the Final Memorandum under the heading "Tax Considerations--Taxation of the Company--United States Federal Income Tax Considerations" fairly summarizes in all material respects the matters therein described and to the extent that such statements purport to describe certain provisions of U.S. federal laws, rules or regulations, have been reviewed by such counsel and are correct as to legal matters in all material respects;

                  (iii) assuming the due authorization of the Indentures by the
            Company under Bermuda law, each of the Indentures has been duly executed and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general principles of equity (whether considered in a proceeding in equity or at law)); when the Securities have been duly and validly authorized and are executed and authenticated in accordance with the provisions of the related Indenture, and when the Securities are delivered to and paid for by the Initial Purchasers pursuant to this Agreement, the Securities will constitute legal, valid and binding obligations of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general equitable principles) entitled to the benefits of the related Indenture; and the Securities and the Indentures conform as to legal matters in all material respects to the descriptions thereof set forth under the heading "Description of Notes" in the Final Memorandum;

                  (iv) the Registration Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and to general principles of equity), and further such counsel expresses no opinion as to (i) the enforceability of the indemnification or contribution provisions contained therein or (ii) the enforceability of any provision of the Registration Agreement that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture, and the Registration Agreement conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum;

                  (v) to the best of such counsel's knowledge, no consent,
            approval, authorization or order of any court or governmental agency or body (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel expresses not opinion, or as required in connection with the transactions contemplated by the Registration Agreement) is required in connection with the due execution and delivery of this Agreement, the Registration Agreement, the Indentures or the Securities, the performance by the Company of its obligations thereunder, the consummation of the transactions therein, the application of proceeds from the sale of the Securities as described in the Final Memorandum or for the issuance, offering and sale or delivery of the Securities to the Initial Purchasers or the resale of the Securities by the Initial Purchasers in accordance with this Agreement;

                  (vi) to the best of such counsel's knowledge, there is no
            pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their respective property of a character that would be required to be described or referred to in the Final Memorandum, if it were a prospectus filed as part of a registration statement on Form F-1 under the Securities Act, that is not described or referred to as would be so required, and the descriptions thereof or references thereto are correct in all material respects; and, there is no franchise, contract or other document of a character that would be required to be described or referred to in the Final Memorandum, if it were a prospectus filed as part of a registration statement on Form F-1 under the Securities Act, that is not described or referred to as would be so required, and the descriptions thereof or references thereto are correct in all material respects.

                  (vii) the issue, offering and sale of the Securities, the
            execution and delivery of this Agreement, the Registration Agreement, the Indentures and the Securities, the consummation of the transactions contemplated therein and the application of proceeds from the sale of the Securities as described in the Final Memorandum and the compliance by the Company with its obligations under this Agreement, the Registration Agreement, the Indentures or the Securities, will not conflict with, result in a breach or violation of, or constitute a default under any applicable U.S. law or the terms of any material indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party which is known to such counsel or which would have been required to have been filed as an exhibit to the Offering Memorandum if it had been filed as part of a Registration Statement on Form F-1 or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                  (viii) assuming the accuracy of the representations and
            warranties and compliance with the agreements contained in this Agreement, no registration of the Securities under the Securities Act is required, and no qualification of the Indentures under the Trust Indenture Act of 1939 is necessary, for the purchase by the Initial Purchases of the Securities, or the offer and sale by the Initial Purchasers of the Securities, in each case, in the manner contemplated by this Agreement (and not taking into account the transactions contemplated by the Registration Agreement);

                  (ix) the Company is not and, after giving effect to the
            offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            Such counsel shall also state that they have no reason to believe that at the Execution Time or at the Closing Date the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel expresses no belief as to the financial statements, including the notes thereto, or supporting schedules or other financial, statistical and accounting data included in the Final Memorandum.

            All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date

            (b) The Company shall have requested and caused Appleby, Spurling & Kempe, Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the Company and each of its subsidiaries organized under the laws of Bermuda has been duly organized and is validly existing as a company in good standing under the laws of Bermuda, with full corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum, and the Company has full corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Agreement, the Indentures and the Securities;

                  (ii) all of the outstanding shares of capital stock of the
            Company have been duly and validly authorized and issued and are fully paid and nonassessable, and the Company's authorized common stock capitalization is as set forth in the Final Memorandum under the heading "Capitalization";

                  (iii) all the outstanding shares of capital stock of each
            subsidiary organized under the laws of Bermuda have been duly and validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

                  (iv) each of this Agreement, the Registration Agreement, the
            Indentures and the Securities has been duly authorized by the Company;

                  (v) to the best of such counsel's knowledge, no consent,
            approval, authorization or order of any court or governmental agency or body of Bermuda (other than the filing of the Final Memorandum with the Registrar of Companies and the consent of the Bermuda Monetary Authority) is required in connection with the due authorization, execution and delivery of this Agreement, the Registration Agreement, the Indentures or the Securities, the performance by the Company of its obligations thereunder, the consummation of the transactions therein, the application of proceeds from the sale of the Securities as described in the Final Memorandum or for the issuance, offering and sale or delivery of the Securities to the Initial Purchasers or the resale of the Securities by the Initial Purchasers in accordance with this Agreement;

                  (vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in this Agreement nor the fulfillment of the terms of this Agreement will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

                  (vii) the choice of law provision set forth in Section 14
            hereof is legal, valid and binding under the laws of Bermuda and such counsel knows of no reason why the courts of Bermuda would not give effect to the choice of New York law as the proper law of this Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of Bermuda; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts and the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court herein are legal, valid and binding under the laws of Bermuda and such counsel knows of no reason why the courts of Bermuda would not give effect to the submission and waivers; service of process in the manner set forth in Section 17 hereof, will be effective to confer valid personal jurisdiction over the Company under the laws of Bermuda; and the courts in Bermuda will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement.

            All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (c) The Company shall have requested and caused Stuart Rubin, General Counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to certain regulatory matters in respect of the Company and certain of its subsidiaries.

            (d) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives my reasonably require, and the Company shall have furnished or made available to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (e) The Company shall have furnished to Representatives a certificate of the Company, signed by any two of the following officers: the President, the Chief Operating Officer, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the General Counsel of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully reviewed the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date in which case they shall be true in all material respects as of such earlier date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                  (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

            (f) (A) At the Execution Time, Arthur Andersen & Co. shall have furnished to the Representatives a letter dated such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum and (B) at the Closing Date, Arthur Andersen & Co. shall have furnished to the Representatives a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (A) of this sentence, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

            (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition

      (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (h) The Dollar Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

            (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of FLAG Limited's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such reasonable further information, certificates and documents as the Representatives may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, by facsimile or by telephone confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Initial Purchasers at One Liberty Plaza, New York, New York, or such other place as the Representatives and the Company shall mutually agree, on the Closing Date.

            7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i)(A) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers as described in Section 9 hereof, the Company will remain obligated to reimburse the Initial Purchasers severally upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Initial Purchasers through the Representatives specifically for inclusion therein; and provided further, that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchasers from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling any Initial Purchaser or any directors, officers, employees and agents of any Initial Purchaser), if a copy of the Final Memorandum (or the Final Memorandum as amended or supplemented) (if the Company shall have timely furnished the Initial Purchasers with sufficient copies thereof) was not sent or given by or on behalf of the Initial Purchasers to such person at or prior to the written confirmation of the sales of the Securities to such person and if the Final Memorandum (or the Final Memorandum as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, employees and agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or an behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum and the Final Memorandum (or in any amendment or supplement thereto).

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder, in each case as set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to whether any untrue or any alleged untrue statement or omission relates to information provided by the Company on the one hand or the Initial Purchasers on the other. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d) , no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i)
(A) trading in the Company's securities shall have been suspended by the Commission, the Nasdaq National Market or the London Stock Exchange, or trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the London Stock Exchange shall have been suspended or limited or (B) minimum prices shall have been established on the New York Stock Exchange, the Nasdaq National Market or the London Stock Exchange, (ii) a banking moratorium shall have been declared either by federal or New York state authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, care of Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, attention: General Counsel (fax no. (212) 816-7912); or, if sent to the Company, will be mailed, delivered or telefaxed to the attention of Stuart Rubin, General Counsel (fax no. (44) 171-317-0808) and confirmed to it at 3rd Floor, 103 Mount Street, London W1Y 5HE.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed in said state.

            15. Business Day. For Purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

            16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

            17. Submission to Jurisdiction; Appointment of Agents for Service; Currency Indemnity. (a) To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the Borough of Manhattan, in the City of New York, New York, in any suit, action or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of Bermuda (or any other courts to the jurisdiction of which the Company is subject) by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. The Company hereby irrevocably designates and appoints FLAG Telecom USA Ltd., 570 Lexington Avenue, New York, New York 10020, U.S.A. (the "Process Agent"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Initial Purchasers that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Initial Purchasers or any person controlling the Initial Purchasers to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under this Agreement, the Securities or the Indentures. To the extent that the Company has or hereafter may require any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

            (b) The obligation of the parties to make payments hereunder for the Dollar Notes is in U.S. dollars and the obligation of the parties to make payments hereunder for the Euro Notes is in Euros (in each case, the "Obligation Currency") and, unless otherwise agreed by the parties hereto, such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the applicable Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the applicable Obligation Currency payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent obligation) for the amount (if any) by which such effective receipt is less than the full amount of the applicable Obligation Currency payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

            18. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            19. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                          Very truly yours,
                                          FLAG Telecom Holdings Limited
                                          By
                                            -------------------------------
                                             Name:
                                             Title:

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

Salomon Smith Barney Inc.

   By
     -------------------------------
      Name:
      Title:

Morgan Stanley & Co. International Limited

   By
     -------------------------------
      Name:
      Title:

Deutsche Bank Securities Inc.

   By
     -------------------------------
      Name:
      Title:

Bear, Stearns & Co. Inc.

   By
     -------------------------------
      Name:
      Title:

For themselves and the other Initial
Purchasers named in Schedule I to
the foregoing Agreement

                                                                  Schedule I

                                                         Principal Amount at
                                  Principal Amount at      Maturity of Euro
                                  Maturity of Dollar            Notes
Initial Purchasers               Notes to be Purchased     to be Purchased
------------------               ---------------------   -------------------
Salomon Smith Barney Inc.......      $150,000,000           (euro)150,000,000
Morgan Stanley & Co.
      International Limited....      $ 60,000,000            (euro)60,000,000
Deutsche Bank Securities Inc. .      $ 45,000,000            (euro)45,000,000
Bear, Stearns & Co. Inc. ......      $ 45,000,000            (euro)45,000,000
                                     ------------           -----------------
      Total....................      $300,000,000           (euro)300,000,000

                                                                    Schedule II

               LIST OF SUBSIDIARIES OF FLAG TELECOM HOLDINGS LIMITED

FLAG Limited
FLAG Telecom Asia Limited
FLAG Wholesale Services Limited
FLAG Telecom Wholesale Services Ireland Limited
FLAG Telecom Ireland Limited
FLAG Telecom Japan Limited
FLAG Telecom Ireland Network Limited
FLAG Telecom Ireland Services Limited
FLAG Telecom Espana SA
FLAG Telecom Group Services Limited
FLAG Telecom Limited
FLAG Telecom USA Ltd.
FLAG Atlantic Holdings Limited
FLAG Atlantic Limited
FLAG Atlantic UK Limited
FLAG Atlantic USA Limited
FLAG Atlantic France SARL

                                                                      EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales Outside the United States

            1. (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of
(ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement or Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
            (ii) otherwise until 40 days after the later of the commencement of the offering and March 17, 2000, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            (b) Each Initial Purchaser represents, warrants and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

            (c) Terms used in this section have the meanings given to them by Regulation S.

            (d) Each Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the

Financial Services Act 1986 of the United Kingdom and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.


                                      A-2